                                                                  Exhibit 10.2

                              EMPLOYMENT AGREEMENT



                                 by and between



                        COLONIAL DATA TECHNOLOGIES CORP.



                                      and



                                ROBERT J. SCHOCK



                          Effective as of July 1, 1996

                              EMPLOYMENT AGREEMENT
                              --------------------

                             W I T N E S S E T H :


     AGREEMENT effective as of July 1, 1996 (the "Commencement Date") by and between Colonial Data Technologies Corp., a Delaware corporation (the "Company"), and Robert J. Schock (the "Executive") (this "Agreement").

     The Company desires to employ the Executive and the Executive is willing to be employed by the Company, on the terms and conditions herein provided.

     In order to effect the foregoing, the parties hereto wish to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.  Employment.  The Company hereby agrees to employ the Executive, and the
         ----------
Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein.

     2.  Term.  The employment of the Executive under this Agreement shall
         ----
commence on the Commencement Date and shall end on June 30, 1997 (the "Term");

provided, however, that the Term shall thereafter be automatically extended for
--------  -------
each succeeding one (1) year period unless either party hereto shall provide the other party with a written notice at least ninety (90) days prior to the end of the then current Term, advising that the party providing the notice shall not agree to so extend the Term.

     3.  Position and Duties.  The Executive shall serve as President and Chief
         -------------------
Executive Officer of the Company and shall have such responsibilities and duties (consistent with his position as President and Chief Executive Officer as may from time to time be assigned to the Executive by the Board of Directors of the Company (the "Board"), and shall have all of the powers and duties usually incident to the office of President and Chief Executive Officer. In addition, the Executive shall serve as Chairman and as a member of the Board of Directors without additional compensation therefor. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company, except for vacations, illness or incapacity; provided, however,
                                                          --------  -------
that the Executive may devote reasonable time to (a) industry associations and charitable and civic organizations, (b) managing personal investments and (c) service as a director or member of an advisory committee of any corporation not in competition with the Company or its subsidiaries; provided further, however,
                                                     -------- -------  -------
that the performance of his duties and responsibilities in such service does not interfere substantially with the performance of his duties and responsibilities under this Agreement.

     4.  Place of Performance.  The Executive shall be based at the offices of
         --------------------
the Company, to be located during the Term within thirty (30) miles of New Milford, Connecticut, except for required travel on the business of the Company.

     5.  Compensation and Benefits.
         -------------------------

         (a) Base Salary.  During the Term, the Company shall pay the Executive
             -----------
a base salary ("Base Salary") at the rate of Two Hundred Fifty Thousand Dollars ($250,000) per annum, or at such higher rate as the Board may determine from time to time, payable in substantially equal installments in accordance with the Company's normal practice for paying base salaries to its executive employees.

         (b) Bonus Compensation.  The Company shall pay the Executive as soon as
             ------------------
practicable following the end of each calendar year during the Term, at the sole discretion of the Compensation Committee of the Board, a cash bonus in an amount up to fifty percent (50%) of his then Base Salary. If Executive shall be a member of the Compensation Committee of the Board at the time of any decision as to Executive's bonus, Executive shall abstain from voting with respect to such matter.

         (c) Insurance Benefits.  During the Term, the Company shall provide the
             ------------------
Executive with disability and health insurance benefits (including dependent coverage) pursuant to the terms of the Company's health and disability plans and shall continue the life insurance provided to Executive as of the date hereof.

         (d) Automobile. During the Term, the Company shall provide the
             ----------
Executive with an automobile appropriate to his status as President and Chief Executive Officer of the Company and shall reimburse the Executive for the cost of reasonable and proper maintenance, insurance and parking expenses for such automobile.

         (e) Other Benefits. In addition to the benefits described in paragraphs
             --------------
(c) and (d) above, during the Term, the Executive shall be entitled to participate in all of the Company's other employee benefit plans made available during the Term to its executives and key management employees as may be in effect from time to time.

     6.  Termination.  The Executive's employment hereunder may be terminated
         -----------
under the following circumstances:

         (a) Death. The Executive's employment hereunder shall terminate upon
             -----
his death.

         (b) Disability.  If, as a result of the Executive's incapacity due to
             ----------
physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of six (6) consecutive months, and within thirty (30) days after written Notice of Termination (as defined in Section 7(a)) is given (which may occur before or after the end of such six (6) month period) shall not have returned to the performance of his duties hereunder on a full-time basis, the

Company may terminate the Executive's employment hereunder for "Disability."

         (c) Cause. The Company may terminate the Executive's employment
             -----
hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon:

         (i) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after demand for substantial performance is delivered to the Executive by the Company that specifically identifies the manner in which the Company believes that the Executive has not substantially performed his duties; or

         (ii) the willful engaging by the Executive in misconduct which is materially injurious to the business or reputation of the Company or any of its subsidiaries (including, but not limited to, conduct described in Section 9).

For purposes of this Section 6(c), no act or failure to act on the Executive's part shall be considered "willful" unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.

         Notwithstanding the foregoing, the Executive shall not be terminated for Cause without:

         (A) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate his employment hereunder for Cause;

         (B) an opportunity for the Executive, together with his counsel, to be heard before the Board; and

         (C) delivery to the Executive of a Notice of Termination (as defined in Section 7(a)) from the Board finding that in the good faith opinion of a majority of the Board the Executive was guilty of conduct set forth above in clause (i) or (ii) of this Section 6(c), and specifying the particulars thereof in detail.

         (d) Good Reason. The Executive may terminate his employment hereunder
             -----------
for "Good Reason" by providing a Notice of Termination (as defined in Section 7(a)) within thirty (30) days after the occurrence, without the Executive's consent, of one of the following events that has not been cured within ten (10) days after written notice thereof has been given to the Board by the Executive:

         (i) a material and adverse change in the Executive's title, status, authority, duties, function or benefits;

        (ii) any reduction in the Executive's Base Salary or the failure to pay the Executive's Base Salary or earned bonus when due;

       (iii) removal from any of his positions as Chairman and a member of the Board, President and Chief Executive Officer (provided that a Notice of Termination has not been provided under this Agreement at such time);

        (iv) the relocation of the Executive's place of employment to a location more than thirty (30) miles from New Milford, Connecticut;

         (v) the willful and continued failure by the Company to comply with any material provision of this Agreement after demand for substantial performance is delivered to the Company by the Executive that specifically identifies the manner in which the Executive believes that the Company has failed to comply with one or more material provisions of this Agreement; or

        (vi) the failure of the Company to obtain from a successor the assumption and agreement by such successor to perform this Agreement (as described in Section 11) prior to the effectiveness of any such succession.

         (e) Without Good Reason.  The Executive may terminate his employment
             -------------------
hereunder without Good Reason by providing the Company with a Notice of Termination (as defined in Section 7(a)).

     7.  Termination Procedure.
         ---------------------

         (a) Notice of Termination. Any termination of the Executive's
             ---------------------
employment by the Company or by the Executive (other than termination on account of the Executive's death pursuant to Section 6(a)) shall be communicated by written Notice of Termination to the other party hereto in accordance with
Section 10. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment hereunder pursuant to the provision so indicated.

         (b) Date of Termination.  "Date of Termination" shall mean:
             -------------------

         (i) if the Executive's employment is terminated on account of his death pursuant to Section 6(a), the date of his death;

        (ii) if the Executive's employment is terminated on account of his Disability pursuant to Section 6(b), thirty (30) days after a Notice of Termination has been provided thereto (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty
     (30) day period);

       (iii) if the Executive's employment is terminated for Cause pursuant to Section 6(c), the date specified in the Notice of Termination provided thereto; and

        (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is provided or any later date (within thirty (30) days) set forth in such Notice of Termination;

provided, however that, if within thirty (30) days after any Notice of
--------  -------
Termination is provided (other than with respect to a termination on account of the Executive's Disability pursuant to Section 6(b)) the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     8.  Compensation Upon Termination.
         -----------------------------

         (a) Death.  If the Executive's employment with the Company hereunder is
             -----
terminated on account of his death pursuant to Section 6(a), the Company shall as soon as practicable pay to the Executive's estate or as may be directed by the legal representatives of his estate any amounts accrued and due to the Executive under Sections 5(a) and 5(b) through the date of his death, and the Company shall have no further obligations hereunder.

         (b) Disability. During any period that the Executive fails to perform
             ----------
his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to receive his full Base Salary at the rate then in effect for such period until his employment is terminated pursuant to Section 6(b), provided that payments so made to the Executive during the first one hundred eighty (180) days of the Disability Period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment. Upon the Executive's termination of employment for Disability pursuant to Section 6(b), the Company shall as soon as practicable pay the Executive any amounts accrued and due to the Executive under Sections 5(a) and 5(b) through his Date of Termination, and the Company shall have no further obligations hereunder.

         (c) By the Company for Cause.  If the Executive's employment with the
             ------------------------
Company hereunder is terminated by the Company for Cause pursuant to Section 6(c), the Company shall as soon as practicable pay the Executive all amounts accrued and due to the

Executive under Sections 5(a) and 5(b) through his Date of Termination and the Company shall have no further obligations hereunder.

         (d) By the Executive Without Good Reason. If the Executive terminates
             ------------------------------------
his employment with the Company hereunder without Good Reason pursuant to
Section 6(e), the Company shall as soon as practicable pay the Executive all amounts accrued and due to the Executive under Sections 5(a) and 5(b) through his Date of Termination and the Company shall have no further obligations hereunder except that the Executive shall have the option to enter into a Consulting Agreement with the Company as provided in Section 8(h) hereof.

         (e) By the Executive for Good Reason.  If the Executive terminates his
             --------------------------------
employment with the Company hereunder for Good Reason pursuant to Section 6(d), then the Company shall:

         (i) as soon as practicable pay the Executive all amounts accrued and due to the Executive under Sections 5(a) and 5(b) through his Date of Termination;

        (ii) continue to pay the Executive his Base Salary (at the rate in effect on the Date of Termination) until the earlier to occur of (A) the third anniversary of the Date of Termination; or (B) June 30, 2000; at the times such payments would otherwise have been made under Section 5(a); and

       (iii) provide the Executive with continued participation (or equivalent benefits if such participation is not permitted) in the employee benefit plans provided to the Executive pursuant to Section 5(c) as of the Date of Termination until the earlier to occur of (A) the third anniversary of the Date of Termination; or (B) June 30, 2000; and permit the Executive to retain any Company-provided automobile being used as of the Date of Termination for such period.

         (f) Change of Control.  Notwithstanding any other provisions in this
             -----------------
Agreement, if during the two (2) year period following a "Change of Control" (as defined in the next succeeding paragraph) of the Company, the Executive's employment with the Company hereunder shall terminate as a result of:

         (i) the termination of the Executive's employment by the Company (including a failure by the Company to extend the Term) other than for Disability or Cause; or

        (ii) the termination by the Executive for Good Reason;

the Company shall pay to the Executive, within five (5) days following the Date of Termination, the aggregate of the compensation set forth in Section 8(e)(i) and (in lieu of the compensation set forth in Sections 8(e)(ii) and (iii)) a lump sum payment equal to the sum of (A) the product of three (3) multiplied by the Executive's Base Salary (at the greater of the rate in effect as of the Change of Control or the Date of Termination) and

(B) the amount needed by the Executive to purchase benefits equivalent to those provided to the Executive pursuant to Section 5(c) as of the Date of Termination for a period of three (3) years from the Date of Termination.

     For purposes of this Agreement, a "Change of Control" of the Company means the first to occur of one of the following events:

         (i) any "Person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as such term is modified in Sections 13(d) and 14(d) of the Exchange Act), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

        (ii) during any period of not more than two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
     (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

       (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which (x) would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (y) provides for the assumption of this Agreement by the surviving entity and that Executive will be chief executive officer of the Company or such surviving entity or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

       (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

       Notwithstanding the foregoing, the merger of the Company with US Order, Inc. (including a transaction involving the merger of the Company and US Order, Inc. into a newly formed corporation) shall not constitute a "Change of Control" for purposes of this Agreement.

         (g) Excise Tax Gross-Up Payment. If any payments to the Executive by
             ---------------------------
the Company under this Agreement ("Payments") are subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Payments and all income taxes and Excise Tax upon such Company payment shall be equal to the Payments. The determination whether any Payments are subject to the Excise Tax shall be based on the opinion of tax counsel selected by the Company and reasonably acceptable to the Executive, whose fees and expenses shall be paid by the Company. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal, state and local income taxes at the highest marginal rate of income taxation applicable to any individual residing in the jurisdiction in which the Executive resides in the calendar year in which the Gross-Up Payment is to be made. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Payments.

         (h) Consulting Agreement. If the Executive's employment with the
             --------------------
Company hereunder shall be terminated:

         (i) by the Executive pursuant to Section 6(e);

        (ii) by the Company notifying the Executive that it will not extend the Term pursuant to Section 2; or

       (iii) by the Executive notifying the Company that he will not extend the Term pursuant to Section 2;

the Executive shall have the option to enter into a Consulting Agreement with the Company, in the form attached hereto as Exhibit A.

     9.  Restrictions.
         ------------

         (a) Reasonable Covenants. It is expressly understood by and between the
             --------------------
Company and the Executive that the covenants contained in this Section 9 are an essential element of this Agreement and that but for the agreement by the Executive to comply with these covenants and thereby not to diminish the value of the organization and goodwill of the Company or any subsidiary of the Company, including relations with their employees, clients, customers and accounts, the Company would not enter into this Agreement.

         (b) Noncompetition.  During the Term and for two (2) years after the
             --------------
Executive's Date of Termination, the Executive shall not: (i) actively engage, anywhere within the geographical areas in which the Company, and/or any of its subsidiaries have conducted their business operations or provided services as of the date hereof or at any time prior to the Date of Termination, directly or indirectly, in any business conducted by the Company or any of its subsidiaries;
(ii) divert to any competitor of the Company or any of its subsidiaries, any customer of the Company or any of its subsidiaries; or (iii) solicit or encourage any officer, employee or consultant of the Company or any of its subsidiaries to leave the employ of or the engagement by the Company or any of its subsidiaries for employment or engagement by or with any competitor of the Company or any of its subsidiaries.

     If, at any time, the provisions of this Section 9(b) shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 9(b) shall be considered severable and shall become and shall be immediately amended solely with respect to such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter and the Executive agrees that this Section 9(b) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Except as provided in this Section 9 and in Section 3, nothing in this Agreement shall prevent or restrict the Executive from engaging in any business or industry in any capacity.

         (c) Nondisclosure of Confidential Information. The Executive shall keep
             -----------------------------------------
confidential any information regarding this Agreement, or any other information regarding the Company or its subsidiaries which is not available to the general public, and/or not generally known outside the Company, to which he has or shall have had access at any time during the course of his employment with the Company. Notwithstanding the foregoing provisions of this Section 9, the Executive may discuss this Agreement with the members of his immediate family and with his personal legal and tax advisors.

         (d) Specific Performance.  Without intending to limit the remedies
             --------------------
available to the Company, the Executive agrees that damages at law would be an insufficient remedy to the Company in the event that the Executive violates any of the provisions of this Section 9, and that the Company may apply for and, upon the requisite showing, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of or otherwise to specifically enforce any of the covenants contained in this Section 9.

     10.  Notice.  For the purposes of this Agreement, notices, demands and all
          ------
other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:

               14 Poggy Bay Lane
               Mystic, Connecticut  06355


     If to the Company:

               80 Pickett District Road
               New Milford, Connecticut  06776
               Attention:  President


or to such other address as either party hereto may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     11.  Successors.  Without the prior written consent of the Executive, this
          ----------
Agreement cannot be assigned by the Company except that it shall be binding automatically on any successors and assigns of all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise). In addition, without the prior written consent of the Company, it cannot be assigned by the Executive, except that the right to receive payments or benefits hereunder may be transferred by will or the laws of descent and distribution. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives.

     12.  Arbitration.  All controversies, claims or disputes arising out of or
          -----------
relating to this Agreement, shall be settled by arbitration under the rules of the American Arbitration Association then in effect in the State of Connecticut, as the sole and exclusive remedy of either party, and judgment upon such award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

     13.  Governing Law.  The validity, interpretation, construction and
          -------------
performance of this Agreement shall be governed by the laws of Connecticut without regard to conflicts of law principles.

     14.  Amendments.  No provisions of this Agreement may be modified, waived
          ----------
or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated for such purpose by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     15.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     16.  Non-Assignability.  Neither the Executive nor the Company shall have
          -----------------
any right to anticipate, alienate, sell, assign, transfer, pledge, encumber or otherwise dispose of any right, interest, benefit or payment under this Agreement and any attempted anticipation, alienation, sale, assignment, transfer, pledge, encumbrance or other disposition of any of such rights, interest, benefits or payments contrary to the provisions hereof shall be null and void and without effect. All rights, interests, benefits and payments under this Agreement shall, to the maximum extent permitted by law, be exempt from the claims of any creditor or other person prior to the actual receipt thereof by the person entitled to receive the same hereunder.

     17.  Severability.  If any provision of this Agreement (or part thereof)
          ------------
shall be held to be invalid or unenforceable under applicable law, the invalidity or unenforceability thereof shall not affect the validity or enforceability of the remaining provisions hereof and each such other provision (or the remainder of such provision) shall, to the full extent consistent with applicable law, continue in full force and effect.

     18.  Entire Agreement.  This Agreement (including the Exhibits attached
          ----------------
hereto) sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


ATTEST:                       COLONIAL DATA TECHNOLOGIES CORP.



---------------------         By:
                                 ----------------------------
                                 Name:
                                 Title:



ATTEST:                       EXECUTIVE



---------------------         -------------------------------
               Robert J. Schock

                                                                       EXHIBIT A
                                                                       ---------



                              CONSULTING AGREEMENT



                                 by and between



                        COLONIAL DATA TECHNOLOGIES CORP.



                                      and



                                Robert J. Schock



                       Effective as of __________, 19____

                              CONSULTING AGREEMENT
                              --------------------


     CONSULTING AGREEMENT (this "Agreement"), by and between Colonial Data Technologies Corp., a Delaware corporation (the "Company"), and Robert J. Schock (the "Consultant").


                              W I T N E S S E T H:


     The Company desires to engage the Consultant to render consulting services to it and the Consultant is willing to provide such consulting services to the Company, on the terms and conditions herein provided.

     In order to effect the foregoing, the parties hereto wish to enter into a consulting agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:



     1.  Engagement.  The Company hereby agrees to engage the Consultant to
         ----------
provide consulting services to the Company pursuant to the terms and conditions of this Agreement and the Consultant hereby agrees to provide such services to the Company.

     2.  Term.
         ----

     (a) The term of this Agreement shall commence simultaneously with the termination of the Employment Agreement (the "Employment Agreement") dated as of July 1, 1996 between the Company and the Consultant (the "Effective Date"), and the election by Consultant pursuant to Section 8(h) thereof to enter into this Agreement. Unless sooner terminated pursuant to paragraph (b) or (c) of this
Section 2, this Agreement shall remain in full force and effect for the period commencing on the Effective Date and ending on the earlier to occur of (i) the third anniversary of the Effective Date or (ii) June 30, 2000.

     (b)  The Consultant may terminate this Agreement at any time upon sixty
(60) days written notice to the Company. The Company may not terminate this Agreement without the prior written consent of the Consultant. The sixty (60) days' prior written notice requirement contained in the immediately preceding sentence may be reduced or waived by written agreement between the Company and the Consultant.

     (c) Upon the termination of this Agreement pursuant to this Section 2, neither the Company nor the Consultant shall have any liability or obligation to the other, except for (i) the obligation of the Company to pay the Consultant any due and payable consulting fee pursuant to Section 6 for his consulting services rendered to the Company prior to the termination of this Agreement, (ii) the obligation of the Company to reimburse expenses incurred by the Consultant pursuant to Section 7 and (iii) the restrictive covenant obligations of the Consultant pursuant to Section 8, all of which shall survive such termination.

     3.  Consulting Services.
         -------------------

     (a) The Consultant shall provide such consulting services to the Company as may be reasonably requested by it.

     (b) The Consultant shall provide the Company with quarterly statements setting forth in reasonable detail the consulting services that the Consultant provided to the Company hereunder during the prior quarter.

     (c) During the term of this Agreement, the Company shall furnish the Consultant with office space, stenographic and secretarial assistance and such other facilities and services as shall be suitable to, and necessary and adequate for, Consultant, in his discretion, for the performance of the consulting services to be rendered hereunder.

     4.  Nature of Relationship.  The Consultant shall perform his consulting
         ----------------------
services hereunder in the capacity of an independent contractor and not as an employee or agent of the Company. Any provision to the contrary in this Agreement notwithstanding, the Consultant shall have no power or authority to execute or otherwise enter into any agreement on behalf of, or in any way to bind, the Company. The Company shall pay no amounts on account of the Consultant for purposes of Social Security, unemployment insurance or federal or state withholding taxes.

     5.  Benefits.  During the term of this Agreement, the Company shall provide
         --------
Consultant with continued participation (or equivalent benefits if such participation is not permitted) in the employee benefit plans described in
Section 5(c) of the Employment Agreement. The Company shall not provide any other contributions or benefits for the Consultant which might be expected in the context of an employer-employee relationship.

     6.  Compensation.  The Company shall pay the Consultant an annual
         ------------
consulting fee equal to the amount of the Consultant's base salary in effect under the Employment Agreement on the date of the termination of the Employment Agreement, which fee shall be payable in equal monthly installments on the first business day of each month during the term of this Agreement.

     7.  Expenses; Automobile.  During the term of this Agreement, the Company
         --------  ----------
shall reimburse Consultant for all expenses incurred in performing the consulting services to be provided hereunder including expenses relating to or for travel, telephone, mail and similar items. The Company shall reimburse the Consultant for expenses within thirty (30) days following the Company's receipt from the Consultant of reasonable supporting documentation of such expenses. Without limiting the foregoing, the Company shall provide Consultant with an automobile of the same or similar kind previously provided to Consultant under the Employment Agreement and shall reimburse Consultant for expenses related thereto (including lease payments, reasonable and proper maintenance, insurance and parking expenses for such automobile).

     8.  Restrictive Covenants.
         ---------------------

     (a) It is expressly understood by and between the Company and the Consultant that the covenants contained in Sections 9(a), (b) and (c) of the Employment Agreement shall be considered a part hereof and are incorporated by reference herein as if stated in their entirety herein, and that such provisions are an essential element of this Agreement and that but for the agreement by the Consultant to comply with these covenants and thereby not to diminish the value of the organization and goodwill of the Company or any subsidiary of the Company, including relations with their employees, clients, customers and accounts, the Company would not enter into this Agreement. The Consultant has independently consulted with his legal counsel and after such consultation agrees that such covenants are reasonable and proper.

     (b) Public Support and Assistance.  The Consultant agrees that following
         -----------------------------
any termination of his consulting engagement with the Company hereunder, he shall endorse strategies of the Company and/or its subsidiaries, and shall not disclose or cause to be disclosed any negative, adverse or derogatory comments or information of a substantial nature about the Company or its management, or about any product or service provided by the Company, or about the Company's prospects for the future (including any such comments or information with respect to subsidiaries of the Company). The Company and/or any of its subsidiaries may seek the assistance, cooperation or testimony of the Consultant following any such termination in connection with any investigation, litigation or proceeding arising out of matters within the knowledge of the Consultant and related to his position as a consultant to the Company, and in any such instance, the Consultant shall provide such assistance, cooperation or testimony and the Company shall pay the Consultant's reasonable costs and expenses in connection therewith; in addition, if such assistance, cooperation or testimony requires more than a nominal commitment of the Consultant's time, the Company shall compensate him for such time at a per diem rate derived from his annual consulting fee hereunder at the time of the termination of his consulting engagement hereunder.

     (c) Specific Performance.  Without intending to limit the remedies
         --------------------
available to the Company, the Consultant agrees that damages at law would be an insufficient remedy to the Company in the event that the Consultant violates any of the provisions of this Section 8, and that the Company may apply for and, upon the requisite showing, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of or otherwise to specifically enforce any of the covenants contained in this Section 8.

     9.  Non-Assignability.  Neither the Consultant nor the Company shall have
         -----------------
any right to anticipate, alienate, sell, assign, transfer, pledge, encumber or otherwise dispose of any right, interest, benefit or payment under this Agreement and any attempted anticipation, alienation, sale, assignment, transfer, pledge, encumbrance or other disposition of any of such rights, interest, benefits or payments contrary to the provisions hereof shall be null and void and without effect. All rights, interests, benefits and payments under this Agreement shall, to the maximum extent permitted by law, be exempt from the claims of any creditor or other person prior to the actual receipt thereof by the person entitled to receive the same hereunder.

     10.  Notice.  For the purposes of this Agreement, notices, demands and all
          ------
other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:

         14 Poggy Bay Lane
         Mystic, Connecticut  06355

     If to the Company:

         80 Pickett District Road
         New Milford, Connecticut  06776
         Attention:  President


or to such other address as any party may have furnished to the other in writing in accordance herewith except that notices of change of address shall be effective only upon receipt.

     11.  Severability.  If any provision of this Agreement (or part thereof)
          ------------
shall be held to be invalid or unenforceable under applicable law, the invalidity or unenforceability thereof shall not affect the validity or enforceability of the remaining provisions hereof and each such other provision (or the remainder of such provision) shall, to the full extent consistent with applicable law, continue in full force and effect.

     12.  Books and Records.  The Consultant hereby agrees that all books and
          -----------------
records relating in any manner to the business of the Company, and all other files, books and records and other materials owned by the Company or used by it in connection with the conduct of its business, whether prepared by the Consultant or otherwise coming into the Consultant's possession, shall be the exclusive property of the Company regardless of which party prepared the original material, books or records. All such books, records and other materials shall be returned immediately to the Company upon the termination of the Consultant's services hereunder.

     13.  Successors.  Without the prior written consent of the Consultant, this
          ----------
Agreement cannot be assigned by the Company except that it shall inure to the benefit of and be binding automatically on any successors and assigns of all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise). In addition, without the prior written consent of the Company, this Agreement cannot be assigned by the Consultant, except that the right to receive payments or benefits hereunder may be transferred by will or the laws of descent and distribution. This Agreement and all rights of the Consultant hereunder shall inure to the benefit of and be enforceable by the Consultant's personal or legal representatives.

     14.  Arbitration.  All controversies, claims or disputes arising out of or
          -----------
relating to this Agreement, shall be settled by arbitration under the rules of the American Arbitration Association then in effect in the State of Connecticut, as the sole and exclusive remedy of either party, and judgment upon such award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

     15.  Governing Law.  The validity, interpretation, construction and
          -------------
performance of this Agreement shall be governed by the laws of Connecticut without regard to its conflicts of law principles.

     16.  Amendments.  No provisions of this Agreement may be modified, waived
          ----------
or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated for such purpose by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     17.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     18.  Entire Agreement.  This Agreement sets forth the entire agreement of
          ----------------
the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.


     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date set forth in Section 2(a) hereof.


ATTEST:                  COLONIAL DATA TECHNOLOGIES CORP.




                         By
--------------------        ------------------------------

                            Name:
                            Title:


ATTEST:                  CONSULTANT



--------------------     -------------------------
                         Robert J. Schock